UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 17, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 17, 2005, regarding its financial results for the periods ended September 30, 2005, including unaudited Consolidated Financial Statements for the periods ended September 30, 2005, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed under this Item 2.02 except for the following information that is furnished but not filed:

The following statements from Page 1:

“but up 4 percent without the impact of the divested PC business.”

“Without the one-time charges, income from continuing operations of $2.0 billion in the third quarter of 2005 increased $292 million, or 17 percent versus the comparable period last year.”

The following statements from Page 2:

“Excluding the PC revenue, revenues increased 4 percent (4 percent, adjusting for currency) compared with the third quarter of 2004.”

“Third-quarter revenue growth was 4 percent (4 percent, adjusting for currency) excluding the divested PC business.”

“(up 5 percent, adjusting for currency and PCs)”

“(up 5 percent, adjusting for currency and PCs)”

“(2 percent, adjusting for currency and PCs)”

The following statement from Page 3:

“Hardware revenues without the PC business increased 7 percent (6 percent, adjusting for currency).”

The following statements from Page 4:

“Excluding the PC business, the third-quarter 2004 gross profit margin was 40.0 percent versus the 40.6 percent in the current-year quarter.”

“or 3 percent without the prior-year charge of $320 million for the legal settlement.”

“Excluding the prior-year legal settlement charge, SG&A expense decreased 4 percent principally as a result of the sale of the PC business.”

“Excluding these one-time items, the third-quarter 2005 tax rate was 30.0 percent compared with 30.1 percent in the year-ago quarter.”

2

The following statement from Page 5:

“Without the revenues from the divested PC business, revenues totaled $63.8 billion, up 5 percent (3 percent, adjusting for currency) compared with the nine-month period of 2004.”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 17, 2005

By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

4

ATTACHMENT I

IBM REPORTS 2005 THIRD-QUARTER RESULTS

•           Total diluted earnings per common share of $.94, including $.32 per diluted share for a “Homeland” repatriation tax charge; without the charge, IBM diluted earnings per share were $1.26, up 22 percent from third-quarter 2004, excluding non-recurring items.

•           Total revenue of $21.5 billion, down 8 percent versus the third quarter of 2004, but up 4 percent without the impact of the divested PC business.

ARMONK, N.Y., October 17, 2005 . . . IBM today announced third-quarter 2005 diluted earnings per common share of $.94 from continuing operations, including 32 cents per share for a one-time charge of $525 million for taxes in connection with the planned repatriation of foreign earnings.  Diluted earnings per share for the third-quarter 2005 were $1.26, excluding this one-time charge.  Diluted earnings in the third quarter of 2004 were $.92 per share, including 11 cents per share for a one-time, pre-tax charge of $320 million for a partial settlement of legal claims against IBM’s pension plan.  Excluding these non-recurring items, diluted earnings per share of $1.26 in the third-quarter 2005 increased 23 cents, or 22 percent over the diluted earnings per share of $1.03 in the year-ago quarter.

Third-quarter income from continuing operations was $1.5 billion, including the one-time charge for taxes associated with the planned repatriation of foreign earnings under the provision of the American Jobs Creation Act of 2004 (“Homeland”).  This compares with $1.6 billion in the third quarter of 2004, which includes the one-time, pre-tax charge for the legal settlement related to the pension plan.  Without the one-time charges, income from continuing operations of $2.0 billion in the third quarter of 2005 increased $292 million, or 17 percent versus the comparable period last year.

Total revenues for the third quarter of 2005 of $21.5 billion decreased 8 percent (8 percent, adjusting for currency) from the third quarter of 2004, which includes revenue from the divested PC business. Excluding the PC revenue, revenues increased 4 percent (4 percent, adjusting for currency) compared with the third quarter of 2004.

 Samuel J. Palmisano, IBM chairman and chief executive officer, said: “IBM had a good quarter.  It showed the strength of our business model across hardware, software and services, and we continued to see the benefit of the strategic transitions that we’ve implemented in past quarters.  Our restructuring actions and our streamlined management in Europe are starting to yield results.  We saw excellent earnings-per- share improvement this quarter, and many of the businesses that are central to our strategy — including middleware, midrange servers, and Business Performance Transformation Services, especially in our Engineering and Technology Services — performed well, especially in emerging markets around the world.  We are encouraged by the client reaction to the new zSeries mainframe, and IBM is well positioned in our microelectronics business as the game console industry moves to its next generation of products.  Our clients are leveraging IBM’s unique ability to apply innovative, high-value skills and solutions to transform their businesses and industries.”

Third-quarter revenue growth was 4 percent (4 percent, adjusting for currency) excluding the divested PC business.  In the Americas, third-quarter revenues were $9.6 billion, down 5 percent as reported (up 5 percent, adjusting for currency and PCs) from the 2004 period. Revenues from Europe/Middle East/Africa were $6.9 billion, down 6 percent (up 5 percent, adjusting for currency and PCs).  Asia-Pacific revenues decreased 17 percent (2 percent, adjusting for currency and PCs) to $4.3 billion.  OEM revenues were $814 million, up 12 percent compared with the 2004 third quarter.

Without the PC business, revenues increased in three of IBM’s five key industry sales units in the third-quarter 2005 led by good growth in the Public and Distribution sectors, as well as in sales to Small and Medium Businesses.  IBM’s revenues for Business Performance Transformation Services grew over 35 percent in the quarter (and are up over 30 percent year to date).

Revenues from Global Services, including maintenance, increased 3 percent (3 percent, adjusting for currency) to $11.7 billion in the third quarter.  IBM signed services contracts totaling $11.0 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $113 billion, an increase of $3 billion from a year ago.

Hardware revenues decreased 32 percent (33 percent, adjusting for currency) to $5.1 billion in the third-quarter 2005 compared to $7.5 billion in the year-ago period, which includes revenue from the divested PC business.  Hardware revenues without the PC business increased 7 percent (6 percent, adjusting for currency).

Hardware revenues for the Systems and Technology Group totaled $5.0 billion for the quarter, up 7 percent.  Revenue growth from S&TG eServer products was driven by iSeries midrange servers, which increased 25 percent; pSeries UNIX servers, an increase of 15 percent; and xSeries servers, which increased 11 percent.  Revenues from the zSeries mainframe product decreased 4 percent compared with the year-ago period. Total delivery of zSeries computing power, which is measured in MIPS (millions of instructions per second), increased 18 percent.  In addition to eServers, revenues from Storage Systems and Microelectronics increased 11 percent and 14 percent, respectively.

Revenues from Software were $3.8 billion, an increase of 5 percent (5 percent, adjusting for currency) compared with the third quarter of 2004.  Revenues from IBM’s middleware brands, which include WebSphere, DB2, Tivoli, Lotus and Rational products, were $3.0 billion, up 6 percent versus the third quarter of 2004.  Operating systems revenues decreased 2 percent to $588 million compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 14 percent.  Revenues for Information Management software increased 10 percent with revenue growth of 4 percent in the DB2 database family of software offerings, which enables clients to leverage information on demand.  Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks and storage, increased 8 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real- time communication and knowledge management, increased 12 percent. Revenues from Rational software, integrated tools to improve the processes of software development, increased 12 percent compared with the year-ago quarter.

As a result, IBM expects to gain market share for the third quarter in the collaborative software, systems management and security software, Web services and data management categories.

Global Financing revenues declined 6 percent (7 percent, adjusting for currency) in the third quarter to $600 million.  Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, increased 9 percent (9 percent, adjusting for currency) to $302 million versus the prior-year third quarter.

The company’s total gross profit margin was 40.6 percent in the 2005 third quarter compared with 36.5 percent in the 2004 period, which includes the divested PC business.  Excluding the PC business, the third- quarter 2004 gross profit margin was 40.0 percent versus the 40.6 percent in the current-year quarter.

Total expense and other income decreased 8 percent to $5.8 billion, or 3 percent without the prior-year charge of $320 million for the legal settlement.  SG&A expense of $4.6 billion decreased 10 percent year over year.  Excluding the prior-year legal settlement charge, SG&A expense decreased 4 percent principally as a result of the sale of the PC business.  RD&E expense was $1.45 billion compared with $1.47 billion in the year-ago period.  Intellectual property and custom development income decreased to $213 million compared with $259 million a year ago. Other (income) and expense was $99 million of income in the third quarter of 2005, versus $55 million of income in the same period last year.

IBM’s effective tax rate in the third-quarter 2005 was 48.0 percent, compared with 28.8 percent in the third quarter of 2004. Substantially all of the tax rate increase is due to the incremental tax charge of $525 million in connection with the planned repatriation of foreign earnings in the current-year quarter and the tax impact associated with the legal settlement in the prior-year quarter. Excluding these one-time items, the third-quarter 2005 tax rate was 30.0 percent compared with 30.1 percent in the year-ago quarter.

Share repurchases totaled approximately $1.7 billion in the third quarter.  The weighted-average number of diluted common shares outstanding in the third-quarter 2005 was 1.62 billion compared with 1.70 billion shares in the same period of 2004.  As of September 30, 2005, there were 1.58 billion basic common shares outstanding.

IBM ended the third quarter of 2005 with $8.3 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Debt, including Global Financing, totaled $21.4 billion, compared with $22.9 billion at year-end 2004.  From a management segment view, the non-global financing debt-to-capitalization ratio was 3.1 percent at the end of September 30, 2005, and Global Financing debt declined $1.8 billion from year-end 2004 to a total of $20.5 billion, resulting in a debt-to-equity ratio of 6.8 to 1.

Year-To-Date 2005 Results

Income from continuing operations for the nine months ended September 30, 2005 was $4.8 billion compared with $4.7 billion for the same period of 2004, including the following non-recurring items in the respective periods:

•              Year-to-date 2005:

—            charge of $525 million for taxes in connection with the planned repatriation of foreign earnings,

—            incremental pre-tax charges of $1.7 billion for restructuring,

—            gain of $1.1 billion before tax on the sale of the PC business,

—            other income of $775 million before tax due to a settlement agreement entered into with Microsoft.

•              Year-to-date 2004:

—            pre-tax charge of $320 million for the partial settlement of legal claims against IBM’s pension plan.

Diluted earnings per share from continuing operations for nine months of 2005 were $2.92 compared with $2.72 per diluted share for the 2004 period.  Excluding these non-recurring items from both periods, diluted earnings per share were $3.22 compared with diluted earnings per share of $2.83 for the 2004 period, an increase of 14 percent.  Revenues from continuing operations for the nine-month period, which includes PC revenues of $2.9 billion for the first four months of 2005 only, totaled $66.7 billion, down 3 percent (5 percent, adjusting for currency) compared with $68.6 billion for the nine months of 2004.  Without the revenues from the divested PC business, revenues totaled $63.8 billion, up 5 percent (3 percent, adjusting for currency) compared with the nine- month period of 2004.

For total operations, net income for the first nine months of 2005, including a loss from discontinued operations of $27 million, was $4.75 billion, or $2.90 per diluted share, compared with the nine months of 2004 net income of $4.65 billion, or $2.72 per diluted share, which included a loss from discontinued operations of $3 million.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

•              IBM results:

—            without non-recurring items,

—            without PC business,

—            adjusting for currency.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent Form 8-K.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q05.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2005	2004*	Change	2005	2004*	Change

REVENUE

Global Services	$11,687	$11,312	3.3%	$35,368	$33,608	5.2%
Gross margin	26.0%	24.3%		25.5%	24.1%
Hardware	5,121	7,501	-31.7%	17,426	21,659	-19.5%
Gross margin	37.1%	28.3%		32.4%	28.0%
Software	3,819	3,621	5.5%	11,191	10,545	6.1%
Gross margin	87.4%	87.2%		86.8%	86.5%
Global Financing	600	638	-5.8%	1,802	1,951	-7.6%
Gross margin	54.5%	60.1%		53.7%	60.0%
Enterprise Investments/
Other	302	277	9.2%	920	859	7.2%
Gross margin	42.8%	44.2%		46.6%	43.4%

TOTAL REVENUE	21,529	23,349	-7.8%	66,707	68,622	-2.8%

GROSS PROFIT	8,738	8,533	2.4%	25,767	24,831	3.8%
Gross margin	40.6%	36.5%		38.6%	36.2%

EXPENSE AND OTHER INCOME

S, G&A	4,632	5,162	-10.3%	16,062	14,640	9.7%
% of revenue	21.5%	22.1%		24.1%	21.3%

R, D&E	1,447	1,468	-1.4%	4,383	4,360	0.5%
% of revenue	6.7%	6.3%		6.6%	6.4%

Intellectual property and custom development income	(213)	(259)	-17.5%	(720)	(871)	-17.3%
Other (income) and expense	(99)	(55)	80.7%	(1,788)	(19)	nm
Interest expense	56	32	75.7%	172	100	72.7%

TOTAL EXPENSE AND OTHER INCOME	5,823	6,348	-8.3%	18,109	18,210	-0.6%
% of revenue	27.0%	27.2%		27.1%	26.5%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,915	2,185	33.4%	7,658	6,621	15.7%
Pre-tax margin	13.5%	9.4%		11.5%	9.6%
Provision for income taxes	1,399	631	121.7%	2,884	1,966	46.7%
Effective tax rate	48.0%	28.8%		37.7%	29.7%

INCOME FROM CONTINUING OPERATIONS	$1,516	$1,554	-2.5%	$4,774	$4,655	2.6%
Net margin	7.0%	6.7%		7.2%	6.8%

DISCONTINUED OPERATIONS
Loss from discontinued operations	0	0		27	3

NET INCOME	$1,516	$1,554	-2.5%	$4,747	$4,652	2.0%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION CONTINUING OPERATIONS	$0.94	$0.92	2.2%	$2.92	$2.72	7.4%

DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.02)	(0.00)

TOTAL	$0.94	$0.92	2.2%	$2.90	$2.72	6.6%

BASIC CONTINUING OPERATIONS	$0.95	$0.93	2.2%	$2.97	$2.77	7.2%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.02)	(0.00)

TOTAL	$0.95	$0.93	2.2%	$2.95	$2.77	6.5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,617.2	1,698.1		1,635.2	1,712.3
BASIC	1,591.3	1,669.6		1,607.9	1,680.3

nm - not meaningful

* Restated 2004 financial results to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,	Percent
	2005	2004*	Change
(Dollars in millions)
ASSETS

Cash, cash equivalents, and marketable securities	$8,254	$10,570	-21.9%
Receivables - net, inventories, prepaid expenses	30,889	36,573	-15.5%
Plant, rental machines, and other property - net	14,042	15,175	-7.5%
Investments and other assets	47,824	48,685	-1.8%

TOTAL ASSETS	$101,009	$111,003	-9.0%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$4,050	$8,099	-50.0%
Long-term debt	17,372	14,828	17.2%
Total debt	21,422	22,927	-6.6%
Accounts payable, taxes, and accruals	25,914	31,687	-18.2%
Other liabilities	23,438	24,701	-5.1%

TOTAL LIABILITIES	70,774	79,315	-10.8%

STOCKHOLDERS’ EQUITY	30,235	31,688	-4.6%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101,009	$111,003	-9.0%

* Restated 2004 financial position to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD QUARTER 2005
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
(Dollars in millions)
SEGMENTS

Global Services	$11,687	$724	$12,411	$1,153	9.3%
% change	3.3%	-8.5%	2.5%	15.9%

Systems and Technology Group	4,988	268	5,256	385	7.3%
% change	6.9%	-2.9%	6.4%	-2.3%

Software	3,819	484	4,303	1,173	27.3%
% change	5.5%	11.8%	6.1%	29.3%

Global Financing	599	289	888	363	40.9%
% change	-5.5%	-6.5%	-5.8%	6.5%

Enterprise Investments	284	2	286	(39)	-13.6%
% change	10.5%	0.0%	10.4%	32.8%

Personal Computing Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	21,377	1,767	23,144	3,035	13.1%
% change	-7.9%	-4.6%	-7.6%	17.6%

Eliminations / Other	152	(1,767)	(1,615)	(120)

TOTAL IBM CONSOLIDATED	$21,529	$0	$21,529	$2,915	13.5%
% change	-7.8%	-7.8%	33.4%

	THIRD QUARTER 2004**
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
(Dollars in millions)
SEGMENTS

Global Services	$11,312	$791	$12,103	$995	8.2%

Systems and Technology Group*	4,665	276	4,941	394	8.0%

Software	3,621	433	4,054	907	22.4%

Global Financing	634	309	943	341	36.2%

Enterprise Investments	257	2	259	(58)	-22.4%

Personal Computing Division	2,713	41	2,754	2	0.1%

TOTAL REPORTABLE SEGMENTS	23,202	1,852	25,054	2,581	10.3%

Eliminations / Other	147	(1,852)	(1,705)	(396)

TOTAL IBM CONSOLIDATED	$23,349	$0	$23,349	$2,185	9.4%

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE MONTHS 2005
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
(Dollars in millions)
SEGMENTS

Global Services	$35,368	$2,244	$37,612	$1,876	5.0%
% change	5.2%	-2.9%	4.7%	-31.7%

Systems and Technology Group	14,132	763	14,895	737	4.9%
% change	4.4%	-4.7%	3.9%	-31.8%

Software	11,191	1,416	12,607	2,948	23.4%
% change	6.1%	9.7%	6.5%	17.4%

Global Financing	1,798	1,013	2,811	1,092	38.8%
% change	-7.8%	15.8%	-0.5%	4.5%

Enterprise Investments	837	7	844	(131)	-15.5%
% change	4.5%	16.7%	4.6%	19.6%

Personal Computing Division	2,876	33	2,909	(165)	nm
% change	nm	nm	nm	nm

TOTAL REPORTABLE SEGMENTS	66,202	5,476	71,678	6,357	8.9%
% change	-2.9%	1.9%	-2.6%	-11.4%

Eliminations / Other	505	(5,476)	(4,971)	1,301

TOTAL IBM CONSOLIDATED	$66,707	$0	$66,707	$7,658	11.5%
% change	-2.8%		-2.8%	15.7%

nm - not meaningful

	NINE MONTHS 2004**
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
(Dollars in millions)
SEGMENTS

Global Services	$33,608	$2,312	$35,920	$2,747	7.6%

Systems and Technology Group*	13,530	801	14,331	1,081	7.5%

Software	10,545	1,291	11,836	2,512	21.2%

Global Financing	1,951	875	2,826	1,045	37.0%

Enterprise Investments	801	6	807	(163)	-20.2%

Personal Computing Division	7,769	91	7,860	(46)	-0.6%

TOTAL REPORTABLE SEGMENTS	68,204	5,376	73,580	7,176	9.8%

Eliminations / Other	418	(5,376)	(4,958)	(555)

TOTAL IBM CONSOLIDATED	$68,622	$0	$68,622	$6,621	9.6%

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com